Exhibit 10.18

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***

QUALITY AGREEMENT

Between

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Hereafter referred to as “STANFORD”

and

AMGEN Inc.

Hereafter referred to as “AMGEN”

This Quality Agreement is intended by the Parties to set forth a plan for the quality assurance groups of AMGEN and STANFORD to work in relation to the manufacture, transfer, bulk labeling, packaging, testing, release, shipping and storage of the Product (as defined below). By signing below, the respective quality assurance representatives acknowledge and agree to the provisions of this Quality Agreement.

	Agreed and accepted for:		Agreed and accepted for:

	The Board Of Trustees of the Leland Stanford Junior University		Amgen Inc.

By:	/s/ Marcia J. Cohen	By:	/s/ Valerie Whelan
Name:	Marcia J. Cohen	Name:	Valerie Whelan
Title:	Senior Associate Dean for Finance and Administration	Title:	Executive Director, Quality Site Head
Date:	10/7/2015	Date:	5th October 2015

LEGAL DEPT

EMM

/s/ EMM

AMGEN Contract No: 2015645397	1

1.	BACKGROUND INFORMATION	3
2.	SCOPE	3
3.	DEFINITIONS	3
4.	ROLES AND RESPONSIBILITIES	5
5.	COMMUNICATION	6
6.	BATCH DISPOSITION (PRODUCT RELEASE)	6
7.	QUALITY CONTROL	7
8.	REFERENCE AND RETENTION SAMPLES	8
9.	CONTROLLED DOCUMENTS	8
10.	LABELING	8
11.	SHIPPING	9
12.	CHANGE CONTROL	10
13.	INVESTIGATIONS OF NONCONFORMANCES	10
14.	PRODUCT COMPLAINTS	11
15.	ADVERSE EVENTS	11
16.	AUDITS AND INSPECTIONS	11
17.	RECALLS	13
18.	SUBCONTRACTING	13
19.	RESPONSIBLE PERSONS: CONTACT INFORMATION	13
LIST OF EXHIBITS:		14
Exhibit A		15
EXHIBIT B		16
EXHIBIT C		17

AMGEN Contract No: 2015645397	2

This QUALITY AGREEMENT is entered into by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, located at 300 Pasteur Drive, Room H0101 Stanford, California 94305-5623 (“STANFORD”) and AMGEN Inc., located at One Amgen Center Drive, Thousand Oaks, California 91320-1799 (“AMGEN”). STANFORD and AMGEN may each be singularly referred to as a “Party” or, collectively, as the “Parties”.

1.	BACKGROUND INFORMATION

1.1	AMGEN Inc. (hereinafter referred to as “AMGEN”) and the Board of Trustees of the Leland Stanford Junior University for Stanford University (hereinafter referred to as “STANFORD”) (hereinafter referred to individually as “Party” or collectively as “Parties”) have entered into an Investigator Sponsored Research Agreement (the “Research Agreement”), dated as of June 18, 2013 (Amgen ref. no. […***…]), pursuant to which AMGEN, STANFORD and the Principal Investigator (as defined therein) have agreed to certain rights and obligations with respect to a proposed clinical study of AMGEN’s proprietary product known as AMG 191 (“the Product”).

1.2	This Quality Agreement defines the quality obligations and responsibilities of the Parties and their respective affiliates or approved contractors with respect to the transfer, bulk packaging, testing, release, shipping and storage of Product in accordance with the Research Agreement and the quality aspects of such Product.

2.	SCOPE

2.1	The provisions of this Quality Agreement are incorporated as part of the provisions of the Research Agreement. The terms of the Research Agreement shall remain in full force and effect. In the event of any conflict between the Research Agreement and this Quality Agreement, the Research Agreement shall govern over the conflict, except that if the conflict pertains to an express provision of this Quality Agreement, this Quality Agreement will govern.

2.2	This Quality Agreement may be amended only by mutual written agreement of the Parties.

2.3	Exhibits to this Quality Agreement are intended to provide additional definition to the applicable topic and, as such, should be updated to reflect the current information and business process, as applicable. Amendment of the Exhibits does not require re-approval of this Quality Agreement unless this Quality Agreement itself is affected. Exhibits and all amendments of Exhibits shall be approved by mutual written agreement of the Parties.

2.4	All activities under this Quality Agreement shall be performed in compliance with current applicable Good Manufacturing Practice (cGMP) requirements.

2.5	This Quality Agreement shall expire at the termination, cancellation, or expiration, as the case may be, of the Research Agreement.

2.6	This Quality Agreement only shall govern the manufacture, transfer, bulk labeling, packaging, testing, release, shipping and storage of the Product, as defined herein.

3.	DEFINITIONS

3.1	All capitalized terms not otherwise defined in this Quality Agreement shall have the definition set forth in the Research Agreement.

AMGEN Contract No: 2015645397	3

3.2	As used in this Quality Agreement, the following terms shall have the following meanings:

Term	Definition
Certificate of Analysis (CoA)	An approved record for a given batch containing the analytical test. Results required by the specifications for the product or material.

Certificate of Compliance (CoC)	Certificate including a statement of compliance for a specific product batch and may contain the usage decision.

cGMP	All applicable laws, regulations, and guidance relating to current Good Manufacturing Practices, as administered, promulgated or issued by the United States Food and Drug Administration (FDA), and foreign equivalents thereof, including without limitation those promulgated by the applicable Regulatory Authority in the European Union, Japan, or Canada.

Complaint (Product complaint)	Any written, electronic or verbal communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness or performance of a drug after release for distribution.

Deviation/ Nonconformance

The term “Deviation/Nonconformance” shall mean a departure from an approved instruction or established standard or operating procedure incurred during the manufacture, packaging, testing, or storage of the Product prior to delivery to STANFORD, which were determined by AMGEN procedures to potentially impact the quality, potency, purity, identity, strength, efficacy, or safety of the Product.

The terms Deviation or Nonconformance can be used interchangeably.

Final Release	Release of product for distribution by STANFORD in accordance with STANFORD standard operating procedures (“SOPs”).

Drug Product (DP)	The term used when referring to both intermediate and final drug products. The dosage form approved in the IND protocol.

Manufacturer’s Release	Release of Product to STANFORD by AMGEN, according to AMGEN’s procedures and cGMP requirements.

Material Change

A change which materially modifies the regulatory filing for the Product or is determined by AMGEN to have significant potential to materially affect the safety, quality, identity, potency or purity of the Product.

Per AMGEN’s change classification, this would represent a level 2 or level 3 change.

Out of Specification (OOS) Event	An examination, measurement or test result that does not conform with pre-established Specification requirements established by the relevant Party.

Product	Shall mean the pharmaceutical product(s) manufactured and provided by AMGEN to STANFORD pursuant to the Master Material Transfer Agreement. This shall include Drug Product and/ or Finished Product as defined herein.

AMGEN Contract No: 2015645397	4

Term	Definition
Qualified Person	The term “Qualified Person” shall mean personnel who, for Product manufactured within or for the European Community, ensures that each batch has been produced and tested/checked in accordance with the directives and the marketing authorization, and must certify in a register or equivalent document, as operations are carried out and before any release, that each production batch satisfies the provisions of European Union regulation.

Quality Assurance Disposition (QAD)	A document containing the disposition decision for a specific batch of Product.
Quality Control Analytical Data Summary (QCADS)

QCADS prepared for Product representing the analytical results for the material, the accuracy of which has been certified by AMGEN.

This is an approved record provided by AMGEN for a given batch containing the analytical test results required by the specification for the material.

Product Retrieval	Product Retrieval means an action taken to remedy a product defect that may compromise efficacy, safety or quality of the Product.

Reference Sample	Sample collected from the manufacture of Product for the purpose of being analyzed, should the need arise, to support investigations.

Regulatory Approval	All approvals, Researchs, or authorizations by FDA or any other relevant Regulatory Authority that is required to ship, market, or conduct clinical investigations with the Product.

Regulatory Authority	Any government administrative agency, commission or other body or instrumentality, or any federal, state, local, domestic or foreign governmental regulatory body with jurisdiction over the Products, including, but not limited, to FDA and the EMEA.

Reprocessing	Introducing an intermediate or active pharmaceutical ingredient, including one that does not conform to standards or Specifications, back into the process and repeating a step (e.g., filtration) that is part of the established manufacturing process.

Reserve Samples	Term that encompasses both reference and retention samples.

Retention Samples	A sample taken during the process and for identification purposes. The sample is stored under controlled conditions for a defined time period following completion of the process (including fill and finish).

Rework	Subjecting an intermediate that does not conform to one or more processing steps that are different from the established manufacturing process to obtain acceptable quality intermediate or Product.

Specifications	The description of the Product with a set of analytical test methods and acceptance criteria.

4.	ROLES AND RESPONSIBILITIES

Without limiting any other provision of this Quality Agreement, the Parties agree that this Quality Agreement is intended to carry out the following guiding principles:

4.1	The Parties’ quality obligations with respect to the transfer, bulk packaging, testing, release, and delivery of Product are set forth in this Quality Agreement.

AMGEN Contract No: 2015645397	5

4.2	The Parties acknowledge that each Party shall have the right to perform responsibilities hereunder through its Affiliates (as defined in the Research (Agreement) and/or contractors, provided that each Party shall remain responsible and liable for such performance as if such responsibilities were performed (or not performed) by such Party.

4.3	It is in the Parties’ interest to collaborate and reach agreement on matters related to overall Product performance under the Research Agreement to assure the consistent quality, safety, integrity, purity and potency of Product.

4.4	The Parties shall comply with all relevant laws, including without limitation applicable legislation.

5.	COMMUNICATION

5.1	AMGEN and STANFORD agree to provide verbal communication to one another as necessary or appropriate to meet the need for timely communication. Both Parties also agree to follow up and clarify promptly in writing those important verbal communications to ensure clarity of issue(s).

5.2	All official communications and documentation between AMGEN and STANFORD will be conducted in English.

5.3	Routine verbal and written communications required hereunder shall be delivered to the individuals designated on the notification list set forth in the Exhibit A attached to this Quality Agreement.

5.4	AMGEN and STANFORD shall work collaboratively to collect and share with one another, at […***…] meetings and as otherwise mutually agreed upon, data regarding Product that is generated pursuant to the Master Material Transfer Agreement and/or this Quality Agreement.

5.4.1	The type of data to be collected and shared shall be related only to lots supplied to STANFORD and shall include lot release documentation, summaries of change controls, complaint investigations, deviation/nonconformances summaries, and stability data, as agreed between the Parties. Data may be requested to support AMGEN’s and the STANFORD’s quality departments’ oversight, trending, and regulatory submissions of Product.

5.5	Each Party must notify the other in writing of any (potential) theft, counterfeits and illegal diversion of Product manufactured by AMGEN within […***…] upon awareness of such events. Investigation results will be provided upon completion.

6.	BATCH DISPOSITION (PRODUCT RELEASE)

6.1	AMGEN Quality Responsibility

6.1.1	AMGEN shall be responsible for the Manufacturer’s Release of the Product to STANFORD. All the lots of Product provided to STANFORD by AMGEN pursuant to the Master Material Transfer Agreement shall be manufactured, bulk packaged, tested, stored, released and delivered (as applicable) in accordance with cGMP and the Specifications.

6.1.2	AMGEN shall provide to STANFORD the Disposition Package for each batch of Product supplied to STANFORD, upon shipment. The documents to be included in the Disposition Package are provided in Exhibit B of the Quality Agreement.

AMGEN Contract No: 2015645397	6

6.2	STANFORD Quality Responsibility

6.2.1	STANFORD shall be solely responsible for the Final Release of the Product for distribution and/or use (including investigational use) after reviewing the Disposition Package provided by AMGEN.

6.2.2	If applicable, a QP authorized by STANFORD will be responsible for certification of Product for distribution/ use in clinical trials in the European Union, according to the requirements set out in the European Union cGMPs.

6.2.3	STANFORD shall be deemed to have conclusively and fully accepted the Product unless STANFORD notifies AMGEN in writing of any claim to the effect that the Product received did not meet the Specifications or cGMP within […***…] after transfer of the Product to STANFORD.

6.2.4	Upon STANFORD’s final determination of acceptance/ rejection of Product, refer to the Master Material Transfer Agreement for supply strategy.

7.	QUALITY CONTROL

7.1	AMGEN will conduct testing of Product according to the Specifications, cGMP requirements, and its methods, policies and procedures.

7.2	Unless it is required under this Agreement or by applicable regulations or requirements, or otherwise necessary or appropriate for STANFORD to ensure the safety, effectiveness, or reliability of the Product, STANFORD shall accept the Product without performing additional testing.

7.3	If additional testing is required, STANFORD shall be responsible for sampling upon receipt and conducting testing, as required. Such testing will be conducted by STANFORD or by appropriately qualified laboratories by appropriately qualified personnel according to testing procedures mutually agreed by Parties. If STANFORD is required to perform testing due to regulatory requirements, STANFORD must inform AMGEN.

7.3.1	A method transfer of any test method developed by AMGEN and transferred to STANFORD or by appropriately qualified laboratories shall be completed and approved by STANFORD prior to STANFORD’s dispositioning of Products, utilizing the transferred method(s). AMGEN will work collaboratively with STANFORD to transfer any methods required by STANFORD related to the testing of Product under the Research Agreement.

7.3.2	The transfer of Product analytical methods from AMGEN to STANFORD or by appropriately qualified laboratories will be according to a protocol generated in accordance with AMGEN’s procedures and in compliance with cGMPs. The protocol shall be reviewed and approved by AMGEN and STANFORD.

7.3.3	AMGEN and STANFORD shall review and approve all documentation and analytical data generated or resulting from the transfer, including without limitation analytical results, related deviations and the OOS result investigations.

AMGEN Contract No: 2015645397	7

7.3.4	AMGEN shall provide non-commercially available critical reagents provided in Exhibit C and reference standards to STANFORD for the purposes of method transfer activities and routine testing.

7.3.4.1	On […***…] basis, STANFORD shall provide AMGEN with a forecast for each non-commercially available critical reagent and reference standard.

7.4	Stability testing of Product

7.4.1	STANFORD will be responsible for conducting stability testing on the AMG 191 Inspected Drug Product […***…], specification number […***…] via the Contract Manufacturing Organization (CMO) Lonza following a STANFORD approved protocol.

8.	REFERENCE AND RETENTION SAMPLES

8.1	AMGEN shall retain reference samples for each manufactured batch of Product released to STANFORD per AMGEN established procedures and cGMP requirements.

8.2	The amount of samples collected will be in compliance with AMGEN policies and procedures and cGMP requirements.

8.3	AMGEN shall be responsible for retaining retention samples per AMGEN requirements for products packaged by AMGEN.

8.4	The retention period to follow will be according to the applicable regulatory requirements for the clinical study.

9.	CONTROLLED DOCUMENTS

9.1	AMGEN shall make readily available to STANFORD, upon request, only documents related to lots supplied to STANFORD which shall include lot release documentation, summaries of change controls, complaint investigations, deviation/ nonconformances summaries, and stability data, as agreed between the Parties. AMGEN shall make batch records readily available during audits, and provide redacted sections of batch records upon request by STANFORD.

9.2	AMGEN shall retain controlled documents related to manufacturing and analytical data per AMGEN’s established procedures and cGMP requirements.

10.	LABELING

10.1	AMGEN shall generate and approve Product labels with direct assistance from STANFORD according to AMGEN’s procedures. STANFORD or its designee is responsible for reviewing and approving the labels for compliance with applicable clinical study regulatory requirements.

10.2	STANFORD shall not perform additional labeling or re-labeling without prior approval from AMGEN, unless required by a regulatory authority.

10.3	AMGEN shall apply physical labels to appropriately identify Product prior to supply to STANFORD.

AMGEN Contract No: 2015645397	8

10.4	Individual Product containers (primary and secondary) and distribution cases shall both be labeled with at least the following information:

●	Lot or Batch Number

●	Name of product

●	Strength

●	Quantity of contents (Secondary labels and/or distribution cases)

11.	SHIPPING, RECEIVING, STORAGE AND DESTRUCTION

11.1	Shipping of Product by AMGEN

11.1.1	AMGEN shall be responsible to pack the Product for shipment in an appropriate manner in accordance with AMGEN procedures and Specifications.

11.1.2	Unless otherwise agreed by the Parties, AMGEN shall ship the Product as provided in the Master Material Transfer Agreement. AMGEN shall ship the Product to the Stanford-contracted distribution center in the U.S and AMGEN shall ship the Product to the Stanford-contracted testing and manufacturing facility in the EU. AMGEN shall ensure that all government approvals are obtained and submit all appropriate documents, forms and reports as required by governmental authorities for the import and export of the Product. Stanford/Lonza will take responsibility on instance duties, taxes and fees of the product once it arrives in the EU. AMGEN shall be responsible to get the product to the EU. (INCOTERM 2010: DAP).

11.1.3	AMGEN shall ensure that adequate controls are in place to ensure the temperature is monitored throughout transportation of Product from AMGEN to STANFORD.

11.1.4	Any nonconformance that occurs during Product shipment from AMGEN to STANFORD, including temperature excursions, shall be investigated by AMGEN.

11.2	Receiving and Storage of Product by STANFORD

11.2.1	After the transfer of Product from AMGEN to STANFORD, STANFORD shall ensure that all subsequent government approvals, taxes and fees will be paid, including any required import clearance, and submit all appropriate documents, forms and reports as required by governmental authorities for the import and export of the Product.

11.2.2	Upon receipt of shipment, STANFORD shall ensure the following are complete: reviewing shipping temperature recording data, inspecting security seals and labels for evidence of tamper, and performing reconciliation of Product upon receipt of shipment following the appropriate procedures. STANFORD shall notify AMGEN within […***…] Business Days after becoming aware of any discrepancies.

11.2.3	STANFORD shall ensure adequate storage of the Product upon receipt according to the storage requirements specified in the Specifications, which will be sent to STANFORD in advance of the shipping.

11.2.4	STANFORD shall ensure the necessary shipper qualification required to ensure appropriate storage and transport of product.

AMGEN Contract No: 2015645397	9

11.2.5	STANFORD shall be responsible for evaluating temperature excursions that may occur during the transportation and/or storage of Product for STANFORD sponsored clinical studies to ensure product was maintained within acceptable storage conditions as listed in Specification. The evaluation should be based on the Product stability data provided to STANFORD.

11.3	Destruction and Reconciliation

11.3.1	STANFORD shall be responsible for the destruction and reconciliation of any rejected, unused and partially used Product in accordance with Applicable Laws and regulations.

11.3.2	Unused clinical product and placebo should be reconciled and destroyed per STANFORD procedures.

11.4	Product returns

11.4.1	STANFORD is responsible for coordinating the retrieval of Product from clinical study sites.

12.	CHANGE CONTROL

12.1	Drug Master File Changes by AMGEN

12.1.1	Amgen shall comply with all DMF Holder Obligations as described in FDA’s Drug Master Files: Guidelines, 1989. Specifically, AMGEN shall notify STANFORD in writing if AMGEN, as the holder of the drug master file, adds, changes, or deletes any information in the file (21 CFR 314.420(c)). AMGEN shall provide adequate notice to STANFORD before making such change in order to permit STANFORD to supplement or amend any affected application(s), as needed. Amgen shall also provide Stanford with notification of changes communicated in the DMF annual report or if statement that no changes were made is communicated instead.

13.	INVESTIGATIONS OF NONCONFORMANCES, DISCREPANCIES

13.1	Post-release nonconformances

13.1.1	Each Party shall notify the other Party within […***…] of any nonconformance determined to have potential impact on the safety, identity, strength, potency, and quality of the lot or portion of the lot which has been released (post-release) to the clinical study to enable STANFORD and/or AMGEN to comply with applicable regulatory reporting requirements.

13.1.2	AMGEN will provide support, as necessary and reasonable, to enable STANFORD to comply with applicable reporting requirements to Regulatory Authorities.

13.1.3	STANFORD shall notify AMGEN immediately of any possible shipping nonconformances, such as temperature excursions, upon reviewing shipping records.

13.2	AMGEN and STANFORD shall each notify the other Party within […***…] if they become aware that Product is alleged or proven to be the subject of a Product Retrieval or IND safety report.

AMGEN Contract No: 2015645397	10

14.	PRODUCT COMPLAINTS

14.1	STANFORD shall notify AMGEN within […***…] after first awareness of any product complaints which may include, but are not limited to, communication that alleges deficiencies relating to identity, quality, durability, reliability, safety, effectiveness or performance of a drug, condition of labeling, or packaging, after it is released by STANFORD in the Territory.

14.1.1	Complaints shall be reported by writing to the following e-mail address: […***…].

14.2	AMGEN shall investigate complaints submitted by STANFORD according to AMGEN’s applicable policies and procedures.

14.3	AMGEN shall provide updates and/ or closure report within […***…] upon receipt of the customer complaint to STANFORD.

15.	ADVERSE EVENTS

15.1	All adverse events shall be handled per applicable Safety Agreement between Parties.

16.	AUDITS AND INSPECTIONS

16.1	STANFORD shall not have rights to have a person-in-plant at AMGEN facilities to observe operations and documentation.

16.2	Audits by STANFORD

16.2.1	Upon the request of STANFORD and approval by AMGEN, not to be unreasonably withheld, AMGEN shall permit STANFORD to conduct an audit, either routine to confirm compliance with this Quality Agreement, Specifications, cGMPs, or “For Cause”, in the case of a quality or regulatory event, which events may include Product Retrieval from clinical study sites, repeated product complaints, and repeated rejection from testing.

16.2.2	All audits require prior written request by STANFORD and shall be conducted during normal AMGEN business hours.

16.2.3	STANFORD shall provide AMGEN written notification of routine audits not less than […***…] in advance. The written notification must clearly state the scope of the audit and applicable regulatory standards, specified in this Agreement, to be used to conduct the audit.

16.2.4	STANFORD may conduct a routine audit […***…] in a […***…] period, upon AMGEN’s approval of the audit request.

16.2.5	The scope, agenda, and timeline must be approved by AMGEN prior to conducting any audit.

16.2.6	All audits of AMGEN are limited to the facilities where the Product is manufactured, Quality Systems and documentation directly related to the Product, and Batch Records related to lots provided to STANFORD.

16.2.7	All audits of AMGEN facilities will be conducted in the presence of AMGEN representatives. Audits shall be conducted by not more than […***…] STANFORD […***…] at each AMGEN facility, and, unless otherwise agreed upon by AMGEN, for not more than […***…] at each site.

AMGEN Contract No: 2015645397	11

16.2.8	At STANFORD’s or AMGEN’s request, an […***…] shall be held with STANFORD and its representatives and AMGEN and its representatives to […***…], if any.

16.2.9	STANFORD shall provide AMGEN with a copy of the audit observation report within […***…] upon completion of the audit. AMGEN shall provide STANFORD with a written response within […***…] of receipt of such report, identifying corrective actions and timelines, for review and comment. STANFORD comments shall be given reasonable consideration prior to implementation of any corrective action plan.

16.2.10	All information contained in the audit report shall be deemed confidential information of AMGEN under the Research Agreement.

16.3	Audits by AMGEN

16.3.1	AMGEN shall, consistent with its policies and procedures, schedule and perform internal audits and audits of its subcontractors for Product with respect to facilities, processes and procedures. AMGEN shall […***…] notify STANFORD, in writing, of any critical observations directly related to the Product […***…] after AMGEN receives notice thereof.

16.3.2	AMGEN shall have the right to inspect facilities, cold chain management, and any contract manufacturers managed by STANFORD for AMGEN Product.

16.3.3	AMGEN shall be allowed to conduct a review of STANFORD’s Supplier Quality Management system to ensure adequate Quality oversight is exhibited for Product.

16.4	Regulatory Authority Inspections

16.4.1	STANFORD shall use reasonable efforts to waive or avoid the need for any inspection by Governmental Authorities of AMGEN’s manufacturing facilities and/or documentation with respect to product and/or placebo.

16.4.2	Each Party shall notify the other within […***…] upon notification by any Regulatory Authority of any intended inspection of AMGEN’s facilities or records relating to the manufacturing, testing, and storage of the supplied Product.

16.4.3	AMGEN will be solely responsible for hosting and managing regulatory inspections at its facilities.

16.4.3.1	Not more than […***…] STANFORD […***…] may be present in such inspections upon approval by AMGEN, given that such approval may not be unreasonably withheld.

16.4.3.2	STANFORD shall not have the right to be present in inspections for non-AMGEN facilities, provided however to the extent AMGEN has such right to be present, AMGEN shall also exert such right on behalf of STANFORD.

AMGEN Contract No: 2015645397	12

16.4.4	Each Party shall inform the other Party in writing of any critical and major regulatory inspection observations by other Government Authorities that are related to the Product.

16.4.5	Responses to regulatory inspections

16.4.5.1	For inspections occurring at AMGEN sites, AMGEN shall be the first to receive the inspection report, unless restricted by regulatory requirements.

16.4.5.2	The Party who received the inspection report shall provide the report to the other Party within […***…] of receipt, and shall be responsible for translation, if required.

16.4.5.3	The Party whose facility was audited shall be responsible for authoring and providing responses to the Regulatory Authority.

16.4.5.4	The non-authoring Party shall have a right to assist, review and comment on proposed responses. The final response shall be provided to each Party.

17.	RECALLS, STOCK RECOVERY AND CORRECTIONS

17.1	If any problems are discovered and identified as potentially requiring Product Retrieval in any country, the discovering Party shall notify the other immediately, and in any event, within […***…] of identification of such problem. STANFORD may, on its own, conduct a Product Retrieval at any time, and must notify Amgen within […***…] after initiating the Product Retrieval.

17.2	AMGEN (either itself or via participation through a committee) shall have the right to initiate Product Retrieval with STANFORD’s written approval, unless required by a Regulatory Authority, in which case STANFORD’s approval shall not be necessary.

17.3	Each Party will provide the other Party with reasonable assistance in connection with any such events as may reasonably be requested by such other Party.

17.4	Each Party shall meet all applicable regulatory requirements related to Product Retrieval.

17.5	Each Party shall be responsible for Product distributed for its own clinical studies.

18.	SUBCONTRACTING

18.1	Neither Party shall subcontract any of the services to be provided hereunder without written authorization of the other Party.

19.	RESPONSIBLE PERSONS: CONTACT INFORMATION

19.1	The individuals listed in Exhibit A shall be the key points of contact between AMGEN and STANFORD relating to the rights and obligations of the Parties in this Quality Agreement.

AMGEN Contract No: 2015645397	13

LIST OF EXHIBITS:

Exhibit A: Responsible Persons and Contact Information

Exhibit B: AMGEN Disposition Package

Exhibit C: List of Critical Reagents

AMGEN Contract No: 2015645397	14

Exhibit A

Responsible Persons and Contract Information

STANFORD
Name	Email Address	Contact Number	Responsibility
[…***…]	[…***…]	[…***…]	[…***…] Principal Investigator
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]

AMGEN
Name	Email Address	Contact Number	Responsibility
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]

Exhibit A Version Date: September 30, 2015

	Agreed and accepted for:		Agreed and accepted for:

	The Board Of Trustees of the Leland Stanford Junior University		Amgen Inc.

By:	/s/ Marcia J. Cohen	By:	/s/ Valerie Whelan
Name:	Marcia J. Cohen	Name:	Valerie Whelan
Title:	Senior Associate Dean for Finance and Administration	Title:	Executive Director, Quality Site Head
Date:	10/7/2015	Date:	5th October 2015

LEGAL DEPT

EMM

/s/ EMM

AMGEN Contract No: 2015645397	15

EXHIBIT B

Amgen Disposition Package

Stage of Manufacture	Disposition Package Documents
Drug Product Manufacture

CofA

CofC

Nonconformance lot summary report

(Nonconformance Report includes only lot tied nonconformances deemed by Amgen to have potential to impact safety, identity, strength, potency or quality of the Drug product according to AMGEN procedures)

Exhibit B Version Date: September 30, 2015

	Agreed and accepted for:		Agreed and accepted for:

	The Board Of Trustees of the Leland Stanford Junior University		Amgen Inc.

By:	/s/ Marcia J. Cohen	By:	/s/ Valerie Whelan
Name:	Marcia J. Cohen	Name:	Valerie Whelan
Title:	Senior Associate Dean for Finance and Administration	Title:	Executive Director, Quality Site Head
Date:	10/7/2015	Date:	5th October 2015

LEGAL DEPT

EMM

/s/ EMM

AMGEN Contract No: 2015645397	16

EXHIBIT C

LIST OF CRITICAL REAGENTS

Reagents Name	Purpose
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

* Covered under […***…] listed here for reference

Exhibit C Version Date: September 30, 2015

	Agreed and accepted for:		Agreed and accepted for:

	The Board Of Trustees of the Leland Stanford Junior University		Amgen Inc.

By:	/s/ Marcia J. Cohen	By:	/s/ Valerie Whelan
Name:	Marcia J. Cohen	Name:	Valerie Whelan
Title:	Senior Associate Dean for Finance and Administration	Title:	Executive Director, Quality Site Head
Date:	10/7/2015	Date:	5th October 2015

LEGAL DEPT

EMM

/s/ EMM

AMGEN Contract No: 2015645397	17

CHANGE SUMMARY

Change	Justification
New	For Amgen and Stanford Quality Agreement

AMGEN Contract No: 2015645397	18